UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CCF Holding Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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April 21, 2008

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of CCF Holding Company (the “Company”), I cordially invite you to attend the Annual Meeting of Shareholders to be held at the Heritage Bank branch office located at 440 N. Jeff Davis Drive, Fayetteville, Georgia 30214, on Thursday, May 22, 2008, at 9:00 a.m., Eastern time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, I will report on the operations of the Company. Directors and officers of the Company, as well as a representative of Thigpen, Jones, Seaton & Company, P. C., the Company’s independent auditors, will be present to respond to any questions shareholders may have.

The Board of Directors of the Company has determined that approval of the matters to be considered at the Annual Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote “FOR” each proposal.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend the Annual Meeting. YOUR VOTE IS VERY IMPORTANT.

Sincerely,

David B. Turner
President and Chief Executive Officer

CCF HOLDING COMPANY

101 NORTH MAIN STREET

JONESBORO, GEORGIA 30236

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 22, 2008

The annual meeting of shareholders of CCF Holding Company will be held on Thursday, May 22, 2008 at 9:00 a.m. Eastern time at the Heritage Bank branch located at 440 N. Jeff Davis Drive, Fayetteville, Georgia 30214, for the following purposes:

(1)	to elect two (2) persons to serve as directors for a three-year term; and

(2)	to transact any other business as may properly come before the meeting or any adjournments of the meeting.

The Board of Directors has set the close of business on April 4, 2008 as the record date for determining the shareholders who are entitled to notice of and to vote at the meeting.

We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.

If you attend the meeting, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

BY ORDER OF THE BOARD OF DIRECTORS

Edwin S. Kemp, Jr.
Secretary

Jonesboro, Georgia

April 21, 2008

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

OF

CCF HOLDING COMPANY

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

MAY 22, 2008

Time and Place of the Meeting

Our Board of Directors is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Thursday, May 22, 2008 at 9:00 a.m. Eastern time at the Heritage Bank branch office located at 440 N. Jeff Davis Drive, Fayetteville, Georgia 30214, and at any adjournments of the meeting.

Record Date and Mailing Date

The close of business April 4, 2008 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on or about April 21, 2008.

Number of Shares Outstanding

As of the record date, the Company had 3,610,328 shares of common stock issued and outstanding. Each issued and outstanding share is entitled to one vote on all matters presented at the meeting.

VOTING AT THE ANNUAL MEETING

Proposal to Be Considered

Shareholders will be asked to elect two persons to serve as directors for a three-year term. The persons nominated to serve directors, as well as the continuing directors, are described beginning on page 7. The Board of Directors recommends a vote FOR approval of this proposal.

Procedures for Voting by Proxy

If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting.

You can revoke your proxy at any time before it is voted by delivering a written revocation of the proxy or a duly executed proxy bearing a later date to the Secretary of the Company at 101 North Main Street, Jonesboro, Georgia 30236, or by attending the meeting and voting in person.

If you received more than one proxy card, it means that you have multiple accounts at the transfer agent and/or with brokers. Additionally, if you own shares of common stock through your account in the Heritage Bank Employee Stock Ownership Plan (the “ESOP”), the Trustees of the ESOP will vote the shares allocated to your account in the ESOP in accordance with the instructions provided by you. Accordingly, we are sending one form of proxy card for use by the holders of record of our common stock and a separate form for use by persons who have shares of common stock allocated to their account in the ESOP. If you own shares of common stock directly or through a broker and shares of common stock under the ESOP, you will receive more than one proxy card. Please sign and return all proxy cards to ensure that your shares are voted.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. Only those votes actually cast for the election of a director, however, will be counted for purposes of determining whether a particular director nominee receives sufficient votes to be elected. To be elected, a director nominee must receive more votes than any other nominee for the particular seat on the Board of Directors. As a result, the two nominees receiving the highest number of votes cast at the Annual Meeting will be elected, regardless of whether that number represents a majority of the votes cast.

The Articles provide that, except upon the prior approval of two-thirds of the Board of Directors, a shareholder who beneficially owns more than 10% of the then outstanding shares of common stock (the “Limit”) may not vote the shares held in excess of the Limit. Beneficial ownership is determined pursuant to the definition in the Articles and includes shares beneficially owned by the person or any of his, her or its affiliates or associates (as those terms are defined in the Articles), shares which the person or his or her affiliates or associates have the right to acquire upon the exercise of conversion rights or options, and shares as to which the person and his, her or its affiliates or associates have or share investment or voting power, but does not include shares beneficially owned by any employee stock ownership plan, including the ESOP, or similar plan of the Company or any subsidiary of the Company.

Abstentions. A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

Approval of any other matters that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

SOLICITATION OF PROXIES

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax or otherwise.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, each of which contains approximately one-third of the members of the Board. The directors are elected by the shareholders of the Company for staggered three-year terms, or until their successors are elected and qualified. The term of one class of directors expires at each annual meeting of shareholders. The Board of Directors currently consists of eight members with one class comprised of two directors and two classes comprised of three directors. A director serves until his or her successor has been elected and qualified.

Charles S. Tucker and David B. Turner have each been nominated by the Board of Directors to serve as a director of the Company for a three-year term to expire at the 2011 annual meeting of shareholders. Each of the nominees is currently a member of the Board of Directors and has a current term expiring at the Annual Meeting. If either Board nominee becomes unavailable for election for any reason, valid proxies will be voted for a substitute nominee, if any, selected by the Board of Directors. At this time, the Board of Directors knows of no reason why either of the nominees might be unavailable to serve.

The following table sets forth the directors of the Company nominated for election at the Annual Meeting and the directors continuing in office. Each director of the Company is also a director of the Bank. The Company was incorporated and became the holding company for the Bank in March 1995.

The Board unanimously recommends that the shareholders re-elect the directors identified below as Board Nominees to serve as directors for a three-year term expiring in 2011.

Board Nominees (Term to Expire in 2011)	Continuing Directors (Term Expiring in 2009)	Continuing Directors (Term Expiring in 2010)
Charles S. Tucker	John T. Mitchell	Roy V. Hall
David B. Turner	Edwin S. Kemp, Jr.	John B. Lee, Jr.
	Stephen E. Boswell	Leonard A. Moreland

Biographical Information

Set forth below is certain information with respect to the directors, Named Executive Officers (defined below), and certain other officers of the Company. All directors and Named Executive Officers have held their present positions for five years unless otherwise stated.

Directors

David B. Turner (59) has been President, Chief Executive Officer and a director of the Company since its incorporation in March 1995. Mr. Turner has served as Chairman of the Board of Directors of the Bank since January 1, 2006. Mr. Turner served as Vice Chairman and Chief Executive Officer of the Bank from January 1, 2001 to January 1, 2006 and was President and Chief Executive Officer of the Bank from 1989 until January 1, 2001. He has been a director of the Bank since 1992 and an officer of the Bank since 1971, having held other positions with the Bank such as Assistant Vice President, Vice President, and Executive Vice President. Mr. Turner also is an advisory board member of Habitat for Humanity, past Chief Executive Officer of Historical Jonesboro/Clayton County, Inc. and a charter member of First Families of Clayton County.

Leonard A. Moreland (46) has been Executive Vice President and Chief Administrative Officer of the Company since July 1996. He has been President and Chief Executive Officer of the Bank since January 1, 2006. Mr. Moreland was President of the Bank from January 1, 2001 to January 1, 2006 and was Executive Vice

President and Chief Administrative Officer of the Bank from July 1996 until January 1, 2001. Mr. Moreland has been a director of the Bank since August 1996 and a director of the Company since May 1999. Prior to joining the Bank, Mr. Moreland served as Senior Vice President and Chief Financial Officer of Southern Crescent Financial Corp and Southern Crescent Bank, Morrow, Georgia from 1991 until joining the Company in 1996. Mr. Moreland serves as Vice Chairman of the Board of Trustees of the Clayton State University Foundation. He also serves as Treasurer and Director for the Clayton County Chamber of Commerce, Chairman of CSU Foundation Real Estate I LLC, and advisory director on the ministry team of Eagles Landing Christian Academy.

John B. Lee, Jr. (80) has been a director of the Bank since 1975 and of the Company since its incorporation in March 1995 and currently serves as Chairman of the Board of Directors of the Company and Vice Chairman of the Bank. Mr. Lee is employed as Public Relations Representative of Spartan Lincoln-Mercury, Inc., an automotive dealership in Morrow, Georgia. Mr. Lee also is an inspector for the Bank and a past director and President of the Clayton County Chamber of Commerce.

Roy V. Hall (62) has been a director of the Bank since 1999 and of the Company since 2000. He is a certified public accountant and has been a principal and director in the accounting firm of Roy V. Hall P.C. in Jonesboro, Georgia since 1981. In 1989, Mr. Hall was one of the organizers of Southern Crescent Bank and Southern Crescent Financial Corp and served as Chairman of the Board of both entities from their inception until the time of the merger of Southern Crescent Financial Corp and Eagle Bancshares, Inc., the holding company for Tucker Federal Bank, in 1996. Mr. Hall serves on the Board of Directors of the Macedonian Call Foundation, a non-profit organization serving Southern Baptist missionaries. Mr. Hall also is involved with Calvary Refuge Center, an emergency and transitional housing facility for the homeless. He has been an active member of First Baptist Church of Jonesboro since 1976, serving in various leadership capacities.

Edwin S. Kemp, Jr. (60) has been a director of the Bank since 1988 and of the Company since its incorporation in March 1995 and has served as the Secretary of the Bank and the Company since February 2004. Mr. Kemp has had his own law practice in Jonesboro, Georgia since 1982 and has been counsel to the Bank since 1983. Mr. Kemp is a past chairman of the Administrative Board of the Jonesboro First United Methodist Church. He also has served as an attorney for Habitat for Humanity and for Historical Jonesboro.

John T. Mitchell (67) has been a director of the Bank since June 1997 and a director of the Company since May 1999. Mr. Mitchell has been the President and a principal of Adams-Mitchell Realty, Inc., Jonesboro, Georgia since 1984.

Charles S. Tucker, Jr. (81) has been a director of the Bank since 1978 and a director of the Company since its incorporation in March 1995. Mr. Tucker also served as the Secretary and Treasurer of the Bank and the Company until February 2004. Mr. Tucker retired after 31 years of service as a county agent for the University of Georgia Cooperative Extension Service. Mr. Tucker is a member of the Veterans of Foreign Wars and the American Legion.

Stephen E. Boswell (61) became a director of the Bank and the Company in 2006. Mr. Boswell served as a Judge in the Superior Court of Clayton County Georgia from January 2003 until December 2006. Mr. Boswell has since returned to the private practice of law.

Executive Officers Who Do Not Serve as Directors

John C. Bowdoin (58) has been a Senior Vice President of the Bank since July 1999 and Executive Vice President and Fayette County Executive of the Bank since 2003. Prior to joining the Bank, Mr. Bowdoin was an Executive Vice President with United Bank of Griffin, Griffin, Georgia from February 1997 to June 1999. Mr. Bowdoin has served on the board of the Fayette County Chamber of Commerce and on the board of the Fayette County Education Foundation. Currently, Mr. Bowdoin is a member of the Fayetteville Rotary Club.

Mary Jo Rogers (47) has been employed as Senior Vice President and Chief Financial Officer of the Bank and the Company since February 1997. Prior to joining the Bank, Ms. Rogers was a vice president and auditor for the First National Bank in Griffin, Georgia from May 1988 until February 1997. Ms. Rogers has served as President of the Griffin Area Georgia Tech Alumni Club, a non-profit organization, since 1997. Since May 2004, Ms. Rogers has served as Treasurer of Sunny Side United Methodist Church in Sunny Side Georgia.

John Westervelt (52) has been an Executive Vice President and Chief Lending Officer of the Bank since 2003 and was Senior Vice President of the Bank from 2000 to 2003. Prior to joining the Bank, Mr. Westervelt worked for Gulf Coast Bank as Vice President and manager of the Small Business Administration lending program from October 1995 until joining the Bank in November 2000. Mr. Westervelt has served as a contracted instructor with the Office of Continuing Education at Clayton State University in Morrow Georgia since 1995, teaching courses in business credit and small business loan packaging. Mr. Westervelt also is a board member of the Clayton County Water Authority.

Executive Officers

Charles T. Segers (63) has been Executive Vice President and Senior Credit Officer of the Bank since 2003 and was a Senior Vice President of the Bank from 1999 to 2003. Prior to joining the Bank, Mr. Segers performed similar functions with First Citizens Bank in Riverdale, Georgia, between July 1997 and April 1999. Mr. Segers currently serves as Chairman of the Finance Committee of the Henry County Chamber of Commerce and serves on the Finance and the Evangelism Committees of the McDonough Presbyterian Church.

Edith W. Stevens (49) has been employed by the Bank since 1978 and has served as Senior Vice President and the Chief Risk Officer of the Bank since 2007. Ms. Stevens served as Chief Operations Officer from 1984 until 2007. Ms. Stevens has served as a member of the Program Advisory Committee of Applied Business Technology/Banking Option Program for Griffin Technological College.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company conducts its business through meetings of the Board and through activities of its committees, including the Compensation Committee, Audit Committee, and Nominating Committee. During the fiscal year ended December 31, 2007, the Board of Directors held 12 regular meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and the committees on which he served during 2007. It is the Company’s policy that the directors who are up for election at the Annual Meeting attend the Annual Meeting. All of the Company’s directors attended the 2007 Annual Meeting of Shareholders, including each nominee that was up for election.

The Board of Directors of the Bank also conducts its business through meetings of the Board and through activities of its committees. During the fiscal year ended December 31, 2007, the Bank’s Board of Directors held 12 regular meetings. No director attended fewer than 75% of the total meetings of the Bank’s Board of Directors and the committees on which he served during 2007.

Compensation Committee

The Compensation Committee consists of Messrs. Lee (Chairman), Hall, Mitchell, Tucker, and Boswell each of whom is “independent” for purposes of The Nasdaq Stock Market listing standards. The Board of Directors has delegated to the Compensation Committee its responsibilities with respect to compensation of the Company’s executive officers, including determination of certain compensation awards for senior executives. The Compensation Committee met four times during 2007. A copy of the Compensation Committee charter is available on the Company’s website at www.heritagebank.com.

The Compensation Committee sets and administers the policies that govern the Company's executive compensation programs and its incentive and stock option programs. All decisions relating to the compensation of the Named Executive Officers are subject to approval by the full Board of Directors.

The Compensation Committee may, from time to time, require the services of independent compensation consultants to provide guidance on salaries and other incentives as well as assistance with proxy statement and annual report disclosures. In 2007, the committee retained Clark Consulting to assist it in compiling an overall review of the compensation and benefits plans in 2006. Additionally, in 2007, the committee retained T. Stephen Johnson & Associates to aid in the development of an executive incentive plan. The committee may retain a compensation consultant to provide a competitive assessment of executive compensation, which will provide additional data necessary to make compensation decisions.

The Compensation Committee frequently requests the Chief Executive Officer and Chairman of the Bank to be present at Committee meetings to discuss executive compensation and evaluate Company and individual performance. Occasionally, other executives may attend a committee meeting to provide pertinent financial or legal information. Executives in attendance may provide their insights and suggestions, but only Compensation Committee members may vote on decisions regarding changes in executive compensation.

Neither the Chief Executive Officer nor Chairman of the Bank provide the recommendations for changes in his own respective compensation. The Compensation Committee discusses the Chief Executive Officer’s and Chairman’s compensation with each of them but final deliberations and all votes regarding their compensation are made in executive session, without the Chief Executive Officer or Chairman present. The committee will initiate any changes in the Chief Executive Officer’s or Chairman’s compensation based on periodic market reviews and recommendations from outside consultants. With respect to executives other than the Chief Executive Officer and Chairman of the Bank, the Committee will consider the Chief Executive Officer’s and Chairman’s recommendations and may consider input from independent compensation consultants.

Audit Committee

The Board of Directors has established an Audit Committee and has adopted a written charter setting out the audit related functions the committee is to perform. A copy of the Audit Committee charter is available on the Company’s website at www.heritagebank.com. The Audit Committee consists of Messrs. Hall (Chairman), Mitchell, Tucker and Boswell, each of whom is “independent” as defined in the Nasdaq Stock Market listing standards. Mr. Hall meets the criteria specified under applicable Securities and Exchange Commission regulations for an “audit committee financial expert.” The Audit Committee met four times during 2007.

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

As set forth in more detail in the Audit Committee charter, the Audit Committee’s primary responsibilities include:

•	Ensuring the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;

•	Monitoring the independence and performance of the Company’s internal auditors and independent auditors; and

•	Monitoring the Company’s compliance with legal and regulatory requirements.

The Audit Committee recommends the selection of the Company's and the Bank's independent auditors to the Board of Directors and meets with the Company’s independent auditors to discuss the scope and to review the results of the annual audit.

The Audit Committee has reviewed the Company’s financial statements and met with both management and Thigpen, Jones, Seaton & Co., P.C. the Company’s independent auditors, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has received from and discussed with Thigpen, Jones, Seaton & Co., P.C. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. The Audit Committee has also discussed with Thigpen, Jones, Seaton & Co., P.C., any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board of Directors approve inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year end December 31, 2007, for filing with the SEC.

Members of the Audit Committee	March 28, 2008

Roy V. Hall, Chairman and Financial Expert

John T. Mitchell

Charles S. Tucker, Jr.

Stephen E. Boswell

Independent Auditors

The Company has selected the accounting firm of Thigpen, Jones, Seaton & Co., P.C. to serve as independent auditor for the Company for the fiscal year ending December 31, 2008. A representative of Thigpen, Jones, Seaton & Co., P.C., is expected to be present at the Annual Meeting to respond to shareholders’ questions.

The following table sets forth the fees billed to the Company for the years ended December 31, 2007 and 2006 by Thigpen, Jones, Seaton & Co., P.C.

	2007 (1)	2006
Audit fees	$62,042	30,330
Audit-related fees	2,035	1,241
Tax fees	—	—
All other fees	—	—

Total Fees	$64,077	31,571

(1)	Final bill for 2007 audit has not been received.

Audit Fees

Audit fees represent fees billed by Thigpen, Jones, Seaton & Co., P.C. for professional services rendered in connection with the audit of the Company’s annual financial statements for 2007 and 2006, and review of the financial statements included in the Company’s quarterly filings on Form 10-Q in 2007 and 2006, annual filings on Form 10-K, and comfort letters associated with registration statements.

Audit-Related Fees

There were no aggregate fees billed by Thigpen, Jones, Seaton & Co., P.C for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements for the fiscal years ended December 31, 2007 and December 31, 2006 and that are not included in the Audit Fees listed above. These “audit-related fees” would have been for services including management consulting services pertaining to tax and accounting consideration for Bank owned life insurance, deferred compensation and other miscellaneous consultations.

Tax Fees

There were no tax fees billed by Thigpen, Jones, Seaton & Co. P.C. for the fiscal years ended December 31, 2007 and December 31, 2006.

All Other Fees

There were no “other fees” paid to Thigpen, Jones, Seaton & Co., P.C. for the fiscal years ending December 31, 2007 and December 31, 2006.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services and other services.

In 2007, the Audit Committee pre-approved 100% of all audit services performed by the independent auditors. There were no hours expended, billed, or performed by any persons other than the full time, permanent employees of the independent auditors.

Nominating Committee and Nominations for Directors

The Board of Directors has established a nominating committee (“Nominating Committee”) that operates pursuant to a written charter adopted on February 18, 2004. The charter sets out the functions of the Nominating Committee, including but not limited to, reviewing candidates for director and making recommendations to the Board of Directors as to nominations for director. The Nominating Committee consists of John B. Lee, Jr. (Chairman), Roy V. Hall and Charles S. Tucker. All of the directors who serve on the Nominating Committee are “independent” as defined in the Nasdaq Stock Market listing standards. During 2007, the Nominating Committee met once. A copy of the Nominating Committee charter is available on the Company’s website at www.heritagebank.com.

The Nominating Committee believes that candidates for director should have the following minimum qualifications:

•	Directors should be of the highest ethical character and share the values of the Company;

•	Directors should have reputations, both personal and professional, consistent with the image and reputation of the Company;

•	Directors should be highly accomplished in their respective field, with superior credentials and recognition;

•	Each director should have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

•

A majority of the Board of Directors should be “independent,” not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director. In addition, directors should be independent of any particular constituency and be able to represent all shareholders of the Company;

•	Each director should have the ability to exercise sound business judgment; and

•

Directors should be selected with consideration of factors such as values and disciplines, ethical standards, age, diversity, background and skills, all in the context of the Board of Director’s view of its needs.

The Nominating Committee’s process for identifying and evaluating nominees is as follows:

•

Either the Chairman of the Board, the Chief Executive Officer, the Nominating Committee or any other members of the Board shall identify the need to add a new director with specific criteria or to fill a vacancy on the Board;

•	The Chairman of Nominating Committee initiates a search, working with staff support and seeking input from Directors and senior management;

•

The Nominating Committee determines if the Nominating Committee members or other directors have relationships with preferred candidates and can initiate contacts; if necessary, the Nominating Committee can decide to use a search firm;

•	The Nominating Committee identifies the initial slate of candidates that will satisfy specific criteria and otherwise qualify for membership on the Board;

•	The Chairman of the Nominating Committee or the Chief Executive Officer and at least one member of the Nominating Committee interviews prospective candidate(s);

•	The full Board shall be informally informed of progress;

•	The Nominating Committee meets to consider and approve final candidate and conduct interviews as schedules permit; and

•	The Nominating Committee seeks full Board endorsement of recommended candidate.

The Nominating Committee will consider any nominee recommended by a shareholder and will use the same process for evaluating such nominee as a nominee recommended by the Board of Directors or otherwise.

In addition to the right of the Board of Directors to make nominations for the election of directors, any shareholder entitled to vote for the election of directors at a meeting called for the purpose of electing directors, if the shareholder is present at the meeting in person or by proxy, may recommend a nominee so long as such nominee is recommended in accordance with the procedural requirements set forth in the Articles and the Bylaws of the Company.

Advance notice of a proposed nomination by a shareholder must be received by the Chairman of the Nominating Committee (which notice may be sent to the Chairman in care of the Secretary of the Company) not less than 14 days nor more than 60 days prior to any meeting of the shareholders called for the election of directors. Each notice must set forth (1) the name, age, business address, and, if known, residence address of each nominee proposed in the notice, (2) the principal occupation or employment of each nominee, and (3) the number of shares of common stock that are beneficially owned by each nominee. The shareholder making a nomination must also provide any other information reasonably requested by the Company. If the Chairman of the Annual Meeting, in his or her discretion, determines that a nomination was not made in accordance with the foregoing procedures, then that determination will be announced at the Annual Meeting, and the defective nomination will be disregarded. However, please see “Shareholder Proposals” on page 23 for additional information relating to discretionary authority for voting on a shareholder proposal and inclusion of a shareholder proposal in the Company’s proxy materials.

COMPENSATION

Summary Compensation Table

The following table presents the total compensation for the year ended December 31, 2007, for the Company’s President and Chief Executive Officer and two other most highly compensated executive officers who were serving as executive officers on December 31, 2007 and whose salary and bonus exceeded $100,000 (collectively, the “Named Executive Officers”). All amounts include aggregate compensation paid by the Company and the Bank.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (2) ($)	Total ($)
David B. Turner President & Chief Executive Officer	2007 2006	190,700 185,000	28,583 10,000	— —	6,530 —	— 92,500	314,643 300,954	540,456 588,454

Leonard A. Moreland Executive Vice President	2007 2006	196,420 185,000	29,448 25,000	— —	6,530 —	— 92,500	155,606 183,618	388,004 486,118

John L. Westervelt Senior Vice President	2007 2006	140,692 130,000	21,104 10,000	— —	6,530 —	— 58,072	39,031 34,449	207,357 232,521

(1)	This column reflects the amount of the discretionary bonus and bonus payments made under the Company’s incentive program.
(2)	The components of this column are detailed in the table below.

All Other Compensation

Name	Year	Director’s Fees ($)	Car ($)	Travel Allowance ($)	Health Insurance ($)	Dental Insurance ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	401(k) Match ($)	ESOP (1) ($)	Club Dues ($)	Total ($)
David B. Turner	2007 2006	30,000 18,000	5,625 5,600	— —	15,876 15,000	1,556 1,500	251,929 251,929	7,800 7,800	657 825	1,200 300	314,643 300,954

Leonard A. Moreland	2007 2006	30,000 18,000	4,125 4,100	— —	13,454 13,000	1,556 1,500	94,798 136,616	9,816 9,277	657 825	1,200 300	155,606 183,618

John L. Westervelt	2007 2006	— —	— —	7,200 7,200	9,750 10,781	— —	13,244 8,968	7,035 6,514	602 686	1,200 300	39,031 34,449

(1)	This column reflects the value of the forfeited shares redistributed to the Named Executive Officer under the ESOP.

Outstanding Equity Awards At Fiscal Year End Table

The following table sets forth information at December 31, 2007 concerning outstanding stock options held by the Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David B. Turner	3,037.50	—	—	9,021	12/31/2010	—	—	—	—
	3,037.50	—	—	19,562	12/31/2011	—	—	—	—
	1,350.00	—	—	10,260	12/31/2012	—	—	—	—
	1,350.00	—	—	13,757	12/31/2013	—	—	—	—
	1,350.00	—	—	17,861	12/31/2014	—	—	—	—
	1,350.00	—	—	15,944	12/31/2015	—	—	—	—
	15,000.00	—	—	191,250	2/15/2015	—	—	—	—
	1,350.00	—	—	24,152	7/11/2017	—	—	—	—

Leonard A. Moreland	1,518.00	—	—	4,508	12/31/2010	—	—	—	—
	1,687.50	—	—	10,868	12/31/2011	—	—	—	—
	1,350.00	—	—	10,260	12/31/2012	—	—	—	—
	1,350.00	—	—	13,757	12/31/2013	—	—	—	—
	1,350.00	—	—	17,861	12/31/2014	—	—	—	—
	1,350.00	—	—	15,944	12/31/2015	—	—	—	—
	15,000.00	—	—	191,250	2/15/2015	—	—	—	—
	1,350.00	—	—	24,152	7/11/2017	—	—	—	—

John L. Westervelt	16,875.00	—	—	50,288	11/15/2010	—	—	—	—
	1,350.00	—	—	4,010	12/31/2010	—	—	—	—
	1,350.00	—	—	8,694	12/31/2011	—	—	—	—
	3,600.00	—	—	27,360	12/31/2012	—	—	—	—
	1,518.00	—	—	15.468	12/31/2013	—	—	—	—
	1,350.00	—	—	17,861	12/31/2014	—	—	—	—
	1,687.50	—	—	19,929	12/31/2015	—	—	—	—
	1,350.00	—	—	24,152	7/11/2017	—	—	—	—

Director Compensation Table

Each director of the Company receives $2,000 per month. Each director of the Bank receives $500 per month. Each director of the Company and of the Bank receives $150 and the Chairman receives $400 for attendance at any meeting of the full Board of Directors. The Secretary receives a $100 fee for each board meeting attended. Each director receives $150 and the respective Chairman receives $175 for attendance at any committee meeting. However, directors who are executive officers of either the Company or the Bank are not compensated for their services on any committee. Director fees paid by the Company in 2007 totaled $296,225. This was paid to directors for their service on the Board of Directors, the Bank’s Board of Directors, and all committees during the fiscal year ended December 31, 2007.

The following table presents the total compensation for the year ended December 31, 2007 to the directors of the Company.

Name(1)	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Comp Earnings	All Other Compensation ($)	Total ($)
John B. Lee, Jr.	42,050	-	4,895	-	-	2,000	48,945
Roy V. Hall	39,975	-	4,895	-	-	2,000	46,870
Edwin S. Kemp, Jr.	39,450	-	4,895	-	-	2,000	46,345
John T. Mitchell	38,100	-	4,895	-	-	2,000	44,995
Charles S. Tucker, Jr.	38,400	-	4,895	-	-	2,000	45,295
Stephen E. Boswell	38,250	-	4,895	-	-	2,000	45,145

(1)	David B. Turner and Leonard A. Moreland are also directors of CCF Holding Company and their compensation as directors is included in the Summary Compensation Table above.

Employment and Other Agreements

Employment Agreement with Mr. Moreland. On October 17, 2007, the Bank entered into an amended and restated Employment Agreement with Leonard Moreland with respect to the terms and conditions of his employment as President and Chief Executive Officer of the Bank. The Employment Agreement is for an initial term of thirty-six months commencing October 17, 2007 and will renew each day so that the term remains a thirty-six month term unless either party gives notice to cease automatic renewals.

Mr. Moreland’s salary will be determined by the Board of Directors of the Bank (the “Bank Board”) and reviewed by the Bank Board at least annually and may be adjusted based upon Mr. Moreland’s performance. Pursuant to the Employment Agreement, Mr. Moreland is entitled to participate in discretionary bonuses authorized by the Bank Board . Mr. Moreland is eligible to receive such other benefits as may be available to similarly situated employees of the Bank.

If Mr. Moreland’s employment is terminated by the Bank without cause he will be entitled to continue to receive his annual base salary and the total monthly cost of all health, life, disability and other benefits in which Mr. Moreland and his dependents are participating as of the date of his termination for a period of thirty-six months. In the event Mr. Moreland’s employment is terminated by the Bank within either six months preceding or 12 months following a change in control or if Mr. Moreland resigns within 12 months following a change in control, he will be entitled to receive an amount equal to 2.99 times his average taxable compensation from the Bank for the five calendar years prior to the change in control. This amount is payable either in one lump sum discounted to the prevent value of such payment or in thirty-six monthly payments, depending on the circumstances surrounding Mr. Moreland’s termination of employment.

The timing and extent of any payment or benefit due to Mr. Moreland under the Employment Agreement is further subject to any restrictions imposed pursuant to applicable banking rules and regulations.

Employment Agreement with Mr. Turner. On October 17, 2007, the Bank entered into an amended and restated Employment Agreement with David B. Turner with respect to the terms and conditions of his employment as President and Chief Executive Officer of the Company and as an employee of the Bank reporting to the Bank Board. The Employment Agreement is for an initial term of thirty-six months commencing October 17, 2007 and will renew each day so that the term remains a thirty-six month term unless either party gives notice to cease automatic renewals.

Mr. Turner’s salary will be determined by the Bank Board and reviewed by the Bank Board at least annually and may be increased annually by an amount determined by the Bank Board. Pursuant to the Employment

Agreement, Mr. Turner is entitled to participate in discretionary bonuses authorized by the Bank Board. Mr. Turner is eligible to receive such other benefits as may be available to similarly situated employees of the Bank.

If Mr. Turner’s employment is terminated by the Bank without cause he will be entitled to continue to receive his annual base salary and the total monthly cost of all health, life, disability and other benefits in which Mr. Turner and his dependents are participating as of the date of his termination for the remainder of the term of the Employment Agreement. If Mr. Turner is disabled or if his employment is terminated due to disability, he will receive 100% of his compensation and benefits under the Employment Agreement for twelve months (not to exceed the remainder of the term of the agreement) and 65% of his compensation and benefits thereafter (not to exceed the remainder of the term of the agreement). In the event Mr. Turner’s employment is terminated by the Bank within either six months preceding or 12 months following a change in control or if Mr. Turner resigns within 12 months following a change in control, he will be entitled to receive an amount equal to 2.99 times his average taxable compensation from the Bank for the five calendar years prior to the change in control. This amount is payable either in one lump sum discounted to the prevent value of such payment or in monthly payments for the remainder of the term of the agreement, depending on the circumstances surrounding Mr. Turner’s termination of employment.

The timing and extent of any payment or benefit due to Mr. Turner under the Employment Agreement is further subject to any restrictions imposed pursuant to applicable banking rules and regulations.

Executive Supplemental Retirement Plan. The Bank established an executive supplemental retirement plan pursuant to which each of the Named Executive Officers entered into a Supplemental Executive Retirement Benefits Agreement (each an “Executive Agreement”). The Executive Agreements were originally entered into on June 21, 2006 and were last amended on January 17, 2008 to bring them into compliance with Section 409A of the Internal Revenue Code. The Bank has also entered into an Endorsement Method Split-Dollar Agreement (“Split-Dollar Agreement”) with Leonard Moreland. In order to help fund and/or offset the amounts payable by the Bank under the Executive Agreements, the Bank purchased life insurance policies on the lives of certain of the other participants pursuant to which the Bank paid a one-time premium. Although the Executive Agreements do not require the Company or the Bank to set aside any assets in order to fund the obligations arising thereunder, the Bank has utilized these split-dollar life insurance policies as the primary financing vehicle.

Each Executive Agreement generally provides that if the executive continues to be employed until his or her full vesting date, the executive will be entitled to a full retirement benefit paid in monthly installments for 20 years commencing on the later of his or her retirement or attainment of age 60. The full vesting date varies among the executives with the earliest being April 26, 2008 and the latest being April 15, 2021. If, before the full vesting date of the benefits, the executive voluntarily terminates his or her employment with the Bank or the Bank discharges him or her for any reason other than for cause (defined in the Executive Agreement), the executive will receive a reduced benefit paid in monthly installments for 20 years, with payments commencing at age 60. The amount of the reduced benefit varies depending upon when the termination of employment occurs. If the executive is discharged for cause, the executive is not entitled to any benefits under the Executive Agreement. If the executive becomes substantially disabled while employed by the Bank, the Executive Agreements provide that the executive or his or her beneficiary is entitled to the full benefit (if the benefit has fully vested) or the limited benefit (if employment is terminated prior to the full vesting date), with payments commencing promptly after the executive’s disability.

The Executive Agreements for Messrs. Turner and Westervelt provide that if the executive dies while employed or after payment of benefits has commenced, but before receiving all benefit payments due as of the time of death, all originally scheduled payments or the remaining payments, as applicable, shall be made to the executive’s beneficiary. The Executive Agreement for Mr. Moreland provides that if the executive dies before payment of benefits has commenced, then the executive’s beneficiary will receive payments as if the executive terminated employment due to disability. Mr. Moreland’s Executive Agreement also provides that if the executive dies after payment of benefits has commenced, but before receiving all benefit payments due as of the time of death, the remaining payments shall be made to the executive’s beneficiary. The obligation to pay death benefits to Mr. Moreland only arises, however, if the Bank terminates the attendant Split-Dollar Agreement prior to his death. The amendments to all of the Executive Agreements provide that if the death benefit is paid to an individual beneficiary, it will be paid as it would have been paid to the executive. If, however, the executive does not designate a beneficiary, the death benefit will be paid to the executive’s estate in a single lump sum, discounted to present value at the time of payment.

In the event of a change in control, the Executive Agreements (other than Mr. Turner’s) provide that the executive would be entitled to the full benefit under the Executive Agreement upon any subsequent termination of his or her employment (other than for cause) prior to the full vesting date, with payments commencing at age 60.

The Bank’s obligation to begin or continue payment of any benefits under the Executive Agreement shall cease and all remaining payments shall be forfeited in the event the executive breaches any restrictive covenant contained in an employment agreement or under the terms of the Executive Agreement. However, this provision ceases to apply in the event of a change in control.

Under Mr. Moreland’s Split-Dollar Agreement, he may designate one or more beneficiaries to receive a portion of the proceeds of a life insurance policy purchased by the Bank on his life. Upon his death, the beneficiary(ies) will be entitled to the lesser of the death benefit specified under the Split-Dollar Agreement or the difference between the total policy proceeds and the cash surrender value of the policy. The Bank is entitled to any remaining proceeds, provided that the amount due to the Bank may not be less than the cash surrender value of the policy. The Bank and the executive will share any interest on the death proceeds on a pro rata basis based on the amount of the proceeds due to each party.

The Split-Dollar Agreement may be terminated upon (i) the termination of the policy by the Bank, (ii) the distribution of the death benefit proceeds, or (iii) the termination of the executive’s employment for cause (as defined in the Split-Dollar Agreement).

Change in Control Severance Agreements. The Bank has entered into a Change in Control Severance Agreement (the “Change in Control Agreement”) with John L. Westervelt (the “Executive”). The Change in Control Agreement has an initial term of twelve months commencing October 17, 2007 and will renew each day so that the term remains a twelve month term unless either party gives notice to cease automatic renewals.

If the Executive’s employment terminates more than six months before or 12 months after a change in control (as defined in the Change in Control Agreement) for any reason other than death, disability, expiration of the term of the Change in Control Agreement, mutual agreement between the parties, resignation by the Executive or termination by the Bank for cause (as defined in the Change in Control Agreement), ,the Executive is entitled to a separation payment equal to six months base salary payable over a period of six months (the “Ordinary Severance”). If the Executive’s employment is terminated by the Bank for any reason other than the reasons listed above within six months before or within twelve months after a change in control or if the Executive resigns for good reason (as defined in the Change in Control Agreement) within 24 months after a change in control, the Executive is entitled to a payment of 100% of the taxable compensation paid to the Executive by the Bank for the twelve month period prior to the date that employment terminated and the monthly cost to the Bank of medical, prescription drug and dental insurance coverage for the Executive and his dependents, payable in either one lump sum or over a six month period depending on the circumstances of the termination.

The timing and extent of any payment or benefit due to Mr. Westervelt under the Change in Control Agreement is further subject to any restrictions imposed pursuant to applicable banking rules and regulations.

Pursuant to the Change in Control Agreements, the Executive will be subject to restrictive covenants concerning confidential information, solicitation of customers and employees, and competition with the Bank for a period of 12 months following the Executive’s termination of employment for any reason, except if the Executive’s employment is terminated and he is entitled to the Ordinary Severance, in which case the covenants will only apply for six months following his termination of employment.

Stock Option and Other Compensation Plans

Employee Stock Ownership Plan. The Bank has established an employee stock ownership plan. The ESOP borrowed funds through a loan from the Company, which has now been repaid, and acquired shares of the common stock in July 1995.

A committee consisting of Edwin S. Kemp, Jr., John B. Lee, Jr. and Charles S. Tucker, Jr., all non-employee directors (the “ESOP Committee”), administers the ESOP and serves as the ESOP’s trustees (the “ESOP Trustees”). The Board of Directors or the ESOP Committee may instruct the ESOP Trustees regarding investments of funds contributed to the ESOP. The ESOP Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Allocated shares for which no timely direction is received will be voted by the ESOP Trustees as directed by the Board of Directors or the ESOP Committee, subject to the ESOP Trustees’ fiduciary duties. The ESOP held 192,516 allocated shares and no unallocated shares on December 31, 2007.

1995 Stock Option Plan. The Company’s Board of Directors adopted the CCF Holding Company 1995 Stock Option Plan, which was approved by the shareholders of the Company at the annual meeting of shareholders held on January 23, 1996. Pursuant to the 1995 Stock Option Plan, 486,067 shares of common stock (as adjusted for two stock dividends and two three-for-two stock splits) were reserved for issuance by the Company upon exercise of stock options granted or to be granted to officers, directors, and employees of the Company and its subsidiaries from time to time, all of which have been allocated or retired as of March 15, 2006.

2000 Stock Option Plan. The Company’s Board of Directors adopted the CCF Holding Company 2000 Stock Option Plan, which was approved by the shareholders of the Company at the annual meeting of shareholders held on April 17, 2000. Pursuant to the 2000 Stock Option Plan, 270,000 shares of common stock (as adjusted for two three-for-two stock splits) were reserved for issuance by the Company upon exercise of stock options granted or to be granted to officers, directors, and employees of the Company and its subsidiaries from time to time. In addition to periodic employee awards, each outside director has been periodically awarded options for 1,012.50 shares of common stock (as adjusted for two three-for-two stock splits) under the 2000 Stock Option Plan that can be exercised after a six-month vesting period. All shares have been allocated or retired as of December 31, 2006.

2007 Stock Incentive Plan. The Company’s Board of Directors adopted the CCF Holding Company 2007 Stock Incentive Plan, which was approved by the shareholders of the Company at the reconvened annual meeting of shareholders held on June 13, 2007. Pursuant to the 2007 Stock Incentive Plan, 400,000 shares of common stock were reserved for issuance by the Company upon exercise of stock awards, incentive and nonqualified options to purchase shares of the Company’s common stock, stock appreciation rights, restricted stock units, performance unit awards, and dividend equivalent rights granted or to be granted to officers, directors, and employees, and other service providers of the Company and its subsidiaries from time to time. As of December 31, 2007, 375,158 shares of common stock remained available for issuance under the 2007 Stock Incentive Plan.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all of our officers and employees. We have posted the Code of Business Conduct and Ethics in the Investment Services section of the Company’s website at www.heritagebank.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table that follows lists, as of the record date, the number of shares common stock beneficially owned by: (a) each current director of the Company; (b) each executive officer listed in the Summary Compensation Table; (c) all current executive officers and directors as a group, and (d) all non-director shareholders who beneficially own more than 5% of the outstanding common stock. The information shown below is based upon information furnished to the Company by the named persons. Unless otherwise stated, the address for each person listed below is 101 North Main Street, Jonesboro, Georgia 30236.

Information relating to beneficial ownership of the Company is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from the record date. Unless otherwise indicated in the “Nature of Beneficial Ownership” column, each person is the record owner of and has sole voting and investment power with respect to his or her shares.

Name and Address	Number of Shares Subject to Presently Exercisable Options	Aggregate Number of Shares	Percent Of Class (1)	Nature of Beneficial Ownership
Directors:
Stephen E. Boswell	8,512	21,610	* *	Includes 2,729 shares held by Mr. Boswell’s spouse and 375 shares held by Mr. Boswell’s child.

Roy V. Hall	23,962	43,139	1.19%	Includes 11,727 shares held in an IRA and 1,398 shares held in an IRA by Mr. Hall’s spouse.

Edwin S. Kemp, Jr.	7,087	116,099	3.21%	Includes 75,000 shares held in an IRA and 29,695 shares pledged as security.

John B. Lee, Jr.	7,087	52,171	1.47%	Includes 32,248 shares pledged as security.

John T. Mitchell	7,087	150,054	4.15%	Includes 31,701 shares held in an IRA and 95,934 shares pledged as security.

Leonard A. Moreland (2)	24,955	132,638	3.65%	Includes 6,124 shares held in an IRA, 17,098 shares held through the ESOP and 74,460 pledged as security.

Charles S. Tucker, Jr.	7,087	43,601	1.21%	Includes 1,650 shares held by Mr. Tucker’s spouse.

David B. Turner (3)	29,512	219,275	6.02%	Includes 28,419 shares through the ESOP, 35,119 shares held in an IRA, 8,232 shares held by Mr. Turner’s spouse, including 1,687 shares issuable upon the exercise of Presently Exercisable Options, and 10,998 shares pledged as security.

Name and Address	Number of Shares Subject to Presently Exercisable Options	Aggregate Number of Shares	Percent Of Class (1)	Nature of Beneficial Ownership
Executive Officers:

John L. Westervelt	29,080	35,373	* *	Includes 569 shares through the ESOP, 4,315 shares held in an IRA, and 547 shares held in a spousal IRA.

All Directors and Executive Officers, as a Group	190,115	1,070,182	29.64%

5% Beneficial Owners:
First Financial Fund, Inc. (4)		340,815	9.44%
Gateway Center Three 100 Mulberry Street, 9th Floor Newark, NJ 07102-7503

Tontine Financial Partners, L.P. Tontine Management, L.L.C., and Jeffrey L. Gendell (4)(5)		237,534	6.58%
55 Railroad Avenue 3rd Floor Greenwich, CT 06830

Banc Fund VI L.P. and Banc Fund VII L.P.		240,517	6.66%
208 S. LaSalle Street Chicago, IL 60604

Heritage Bank Employee Stock Ownership Plan		192,516	3.15%
101 North Main Street Jonesboro, Georgia 30236

**	Indicates beneficial ownership of less than 1%.
(1)	For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (i) 3,610,328 shares of common stock outstanding as of April 4, 2008, and (ii) shares of common stock issuable pursuant to options exercisable within 60 days (“Presently Exercisable Options”) held by the respective person or group. The shares of common stock issuable upon exercise of Presently Exercisable Options are considered to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person.
(2)	Leonard A. Moreland is also an executive officer of the Company.
(3)	David B. Turner is also an executive officer of the Company and greater than 5% beneficial owner.
(4)	Based solely on Schedule 13G/As filed by First Financial Fund, Inc., Tontine Financial Partners, L.P., Tontine Management L.L.C., and Jeffrey L. Gendell, and Banc Fund VI L.P. and Banc Fund VII L.P.
(5)	Tontine Management, L.L.C, the general partner of Tontine Financial Partners, L.P., has the power to direct the affairs of Tontine Financial Partners, L.P., including decisions respecting the disposition of the proceeds from the sale of the shares. Mr. Gendell is the managing member of Tontine Management, L.L.C and in that capacity directs its operations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the common stock, to file reports of ownership and changes in ownership of the common stock, on Forms 3, 4, and 5, with the SEC and to provide copies of those Forms 3, 4, and 5 to the Company. The Company is not aware of any beneficial owner, as defined under Section 16(a), of more than 10% of the common stock.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5 (Annual Statement of Beneficial Ownership of Securities) was required, the Company believes that all Section 16(a) filing requirements of the Exchange Act applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 20, 2007, the Company announced the board’s approval of a stock repurchase program pursuant to which the Company will, from time to time through August 2008, repurchase up to 150,000 shares of its outstanding common stock. The Company may repurchase shares in privately negotiated transactions or in the open market. Pursuant to this stock repurchase program, on October 25, 2007, the Company repurchased 36,000 shares of stock from David B. Turner at a price of $16.00 per share. Mr. Turner is President and Chief Executive Officer of the Company and Chairman of the Board of Directors of the Bank.

The Bank’s directors and officers, their immediate family members and certain companies and other entities associated with them have been customers of and have had banking transactions with the Bank and are expected to continue those relationships. All extensions of credit made by the Bank to these individuals, companies, and entities (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than a normal risk of collectibility or present other unfavorable features.

In addition, the Company recognizes that related party transactions can present potential or actual conflicts of interest and create the appearance that the Company’s decisions are based on considerations other than its best interests and its shareholders. Therefore, the Board of Directors has adopted a formal written policy with respect to related party transactions.

For the purpose of the policy, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $100,000, and in which any related party (as defined in the policy) had, has or will have a direct or indirect material interest. All extensions of credit to an insider of the Bank, by the Bank, exceeding $25,000 or 5% of the Bank’s unimpaired capital and unimpaired surplus, receive prior approval by a majority of the entire Board of Directors, through the Senior Loan Committee, with the interested party abstaining from participating directly or indirectly in the voting and not being present during the discussion or the vote.

Under the policy, prior to entering into the related party transaction (a) the related party, (b) the director, executive officer, nominee or beneficial owner who is an immediate family member of the related party, or (c) the Company personnel responsible for the potential related party transaction shall provide notice to the Chief Financial Officer of the facts and circumstances of the proposed related party transaction. The Board will consider all of the relevant facts and circumstances available to it, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the related party is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Board will approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board determines in good faith.

The current policy was formalized and adopted in March 2007. All related party transactions since January 1, 2007, which were required to be reported in this Proxy Statement, were approved by a majority of the directors, including a majority of the directors who do not have an interest in transaction.

MISCELLANEOUS

The Company’s Annual Report to Shareholders for the year ended December 31, 2007, including financial statements, will be mailed to all shareholders of record as of the close of business on the record date for the Annual Meeting. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

The Board of Directors provides that a shareholder may send written communications to the Board or any of the individual directors by addressing such written communication to the Secretary, CCF Holding Company, 101 North Main Street, Jonesboro, Georgia 30236. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

SHAREHOLDER PROPOSALS

To be included in the Company’s 2009 proxy statement, shareholder proposals submitted for consideration at the 2009 annual meeting of shareholders must be received by the Company no later than December 29, 2008. Proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any proposal contained in a notice received after March 11, 2009. SEC Rule 14a-8 provides additional information regarding the content and procedure applicable to the submission of shareholder proposals to be included in the Company’s 2009 proxy statement.

FORM 10-K

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE FOR THE ANNUAL MEETING UPON WRITTEN REQUEST TO THE SECRETARY, CCF HOLDING COMPANY, 101 NORTH MAIN STREET, JONESBORO, GEORGIA 30236.

BY ORDER OF THE BOARD OF DIRECTORS

Edwin S. Kemp, Jr.
Secretary

Jonesboro, Georgia

April 21, 2008

CCF HOLDING COMPANY

ANNUAL MEETING OF SHAREHOLDERS

May 22, 2008

The undersigned hereby appoints David B. Turner and Leonard A. Moreland, and each of them or their designees, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (“Annual Meeting”), to be held at the Heritage Bank branch office located at 440 N. Jeff Davis Drive, Fayetteville, Georgia 30214, on Thursday, May 22, 2008, at 9:00 a.m. or at any and all adjournments or postponements thereof, in the following manner:

		FOR ALL NOMINEES (EXCEPT AS MARKED BELOW)	WITHHOLD FOR ALL NOMINEES
Proposal One–	The election as director of the nominees listed below with terms expiring in the year shown:

Charles S. Tucker (2011) David B. Turner (2011)

Instructions: To withhold your vote for a nominee, write the nominee’s name on the line provided below.

The Board of Directors recommends a vote “FOR” the above proposal.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the undersigned be present and elect to vote at the Annual Meeting, or at any adjournment thereof, and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy. Such subsequently dated proxy must be received by the Secretary of the Company prior to the date of the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 16, 2008 and the Company’s 2007 Annual Report to Shareholders.

Dated:                                              , 2008

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

HERITAGE BANK EMPLOYEE STOCK OWNERSHIP PLAN

CCF HOLDING COMPANY

ANNUAL MEETING OF SHAREHOLDERS

May 22, 2008

The undersigned hereby appoints Edwin S. Kemp, Jr., John B. Lee, Jr. and Charles S. Tucker, Jr. who act as the Heritage Bank Employee Stock Ownership Plan (the “ESOP”) Trustees, and each of them or their designees, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of CCF Holding Company (the “Company”) that have been allocated to the account of the undersigned under the ESOP, at the Annual Meeting of Shareholders (“Annual Meeting”), to be held at the Heritage Bank branch office located at 440 N. Jeff Davis Drive, Fayetteville, Georgia 30214, on Thursday, May 22, 2008, at 9:00 a.m. or at any and all adjournments or postponements thereof, in the following manner:

		FOR ALL NOMINEES (EXCEPT AS MARKED BELOW)	WITHHOLD FOR ALL NOMINEES
Proposal One–	The election as director of the nominees listed below with terms expiring in the year shown:

Charles S. Tucker (2011) David B. Turner (2011)

Instructions: To withhold your vote for a nominee, write the nominee’s name on the line provided below.

The Board of Directors recommends a vote “FOR” the above proposal.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Under the terms of the ESOP, only the ESOP Trustees can vote the shares allocated to the accounts of the participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 16, 2008 and the Company’s 2007 Annual Report to Shareholders.

Dated:                                              , 2008

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.